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                                                          EXHIBIT 8.1

    [CROKER, HUCK, KASHER, DEWITT, ANDERSON & GODERINGER, P.C. LETTERHEAD]


                              November 7, 1997


Exmark Manufacturing Company Incorporated
2101 Ashland Avenue
Beatrice, NE  68310

Dear Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on November 7, 1997, (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of EMCI Acquisition Corp., a wholly owned subsidiary of The Toro Company, with and into Exmark Manufacturing Company Incorporated. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

          We hereby confirm that the discussions in the Proxy
Statement/Prospectus under the captions "SUMMARY--The Merger--Certain Federal Income Tax Consequences" and "THE MERGER--Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

          We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,



                                   /s/ Croker, Huck, Kasher,DeWitt,
                                   Anderson & Gonderinger, P.C.